SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c) of the
                           Securities Exchange Act of 1934

          Check the appropriate box:

          X    Preliminary Information Statement
          _    Definitive Information Statement


                           LoneStar Hospitality Corporation
                   (Name of Registrant as Specified in Its Charter)

                           LoneStar Hospitality Corporation
                   (Name of Person(s) Filing Information Statement)


          Payment of Filing Fee (Check the appropriate box):

          X    $125 per Exchange Act Rules 0-11(c)(1)(ii) or 14c-5(g)
          _    Fee computed on table below per Exchange Act  Rules 14c-5(g)
               and 0-11

               1) Title of each class of securities to which transaction applies:

               2) Aggregate number of securities to which transaction applies:

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

               4)   Proposed maximum aggregate value of transaction:


                   * Set forth amount on which the filing is calculated and state how it was determined.


          _ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

               2)   Form, Schedule or Registration Statement No.:

               3)   Filing Party:

               4)   Date Filed:

                                                           PRELIMINARY COPY

                           LoneStar Hospitality Corporation
                       3131 Turtle Creek Boulevard, Suite 1301
                                 Dallas, Texas 75219
                                    (214) 520-9292

                         NOTICE OF ACTION BY WRITTEN CONSENT

          To the Stockholders of
          LoneStar Hospitality Corporation:

               The Board of Directors of LoneStar Hospitality Corporation, a Delaware corporation (the "Company"), and Gilbert Gertner, George Sharp and Steven B. Solomon, all being stockholders who, as of the Record Date (as defined herein) collectively own a majority of the stock of the Company, wish to advise the holders of all of the issued and outstanding shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), of action to be taken pursuant to written consent of Messrs. Gertner, Sharp and Solomon. The action to be taken by Messrs. Gertner, Sharp and Solomon is as follows (the "Proposals"):

               1. Approval and adoption of an amendment to the Company's Certificate of Incorporation to change the name of the Company to Citadel Computer Systems Incorporated; and

               2. Approval and adoption of an amendment to the Company's Certificate of Incorporation to effect one-for-two reverse stock split.

               The Board of Directors of the Company approved and adopted the first Proposal at a meeting held February 19, 1996, and the second at a meeting held March 6, 1996.

               The record date for the determination of stockholders of the Company entitled to receive this Notice of Action by Written Consent and the accompanying Information Statement and the determination of the number of shares of Common Stock necessary to approve the Proposal has been fixed as of the close of business on April 10, 1996 (the "Record Date"). As provided in the Company's Certificate of Incorporation, each share of Common Stock entitles its holder to one vote on any matter that properly comes before the stockholders of the Company and requires a vote of the stockholders. The affirmative vote or written consent of the holders of a majority of the outstanding shares of Common Stock is necessary to approve the Proposals. As discussed herein, Messrs. Gertner, Sharp and Solomon own, collectively, approximately 60.3% of the issued and outstanding Common Stock as of the Record Date. They will deliver a written consent that will approve and adopt the Proposals as of approximately twenty days after the date this Notice and the accompanying Information Statement are first mailed or distributed to the Company's stockholders. No other class of voting security of the Company is issued or outstanding.

               NO STOCKHOLDERS' MEETING WILL BE HELD TO VOTE ON OR DISCUSS THE PROPOSAL. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                   By Order of the Board of Directors
                                   of LoneStar Hospitality Corporation

                                   Steven B. Solomon
          _______, 1996            Secretary

                                                           PRELIMINARY COPY


                          WE ARE NOT ASKING YOU FOR A PROXY
                       YOU ARE REQUESTED NOT TO SEND US A PROXY

                           LoneStar Hospitality Corporation
                       3131 Turtle Creek Boulevard, Suite 1301
                                 Dallas, Texas 75219
                                     (214) 520-9292
                                 ____________________

                                INFORMATION STATEMENT
                                 ____________________

                                     INTRODUCTION


               This Information Statement is furnished by the Board of Directors of LoneStar Hospitality Corporation, a Delaware corporation (the "Company"), to holders of all of the issued and outstanding shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), for the purpose of describing actions to be taken by the holders of a majority of the Shares, Messrs. Gilbert Gertner, George Sharp and Steven B. Solomon, with respect to the proposals set forth on the accompanying Notice of Action of Written Consent.

               This Information Statement and the Notice of Action by Written Consent are first being mailed to stockholders of the Company on approximately April 11, 1996.

               Only holders of Shares of record at the close of business on April 10, 1996 (the "Record Date") are entitled to receive this Information Statement and Notice of Action by Written Consent. As provided in the Certificate of Incorporation of the Company, each share of Common Stock entitles its holder to one vote on any matter requiring a vote by the Company's stockholders that properly comes before the stockholders. As of the Record Date, there are issued and outstanding 22,479,181 shares of Common Stock, of which 13,559,250 shares, or approximately 60.3%, are owned, beneficially and of record, by Messrs. Gertner, Sharp and Solomon. No other class of voting security of the Company is issued or outstanding.

               The Company's Certificate of Incorporation and the Delaware General Corporation Law (the "DGCL") each require an affirmative vote or the written consent of the holders of a majority of the outstanding Shares to approve the Proposals. Since Messrs. Gertner, Sharp and Solomon collectively own 60.3% of the issued and outstanding Shares on the Record Date, they together possess the voting power to approve the Proposals. Each has advised the Company's Board of Directors that he will execute a written
          consent  approving   the  Proposals   for  all  of   his  Shares.

          Accordingly, Messrs. Gertner, Sharp and Solomon will be able to cause the adoption of the Proposals without the receipt of consents from the remaining stockholders of the Company.

               No stockholders' meeting will be held to vote on or discuss the Proposals, as permitted by the Company's Bylaws and the DGCL.

                           PROCEDURE TO ADOPT THE PROPOSALS

               The identity of the Company's stockholders entitled to receive this Information Statement and the Notice of Action by Written Consent and the number of Shares necessary to adopt the Proposals were determined as of the close of business on the Record Date. On the Record Date, 22,479,181 Shares of Common Stock were validly issued and outstanding. There is no other class of voting security of the Company issued or outstanding. Each stockholder of Common Stock is entitled to one vote per Share. Neither the Company's Certificate of Incorporation nor its Bylaws provide for cumulative voting rights.

               Receipt of affirmative votes or written consents from holders of at least a majority of the outstanding Shares is necessary to adopt the Proposal. As of the Record Date, Messrs. Gertner, Sharp and Solomon collectively owned 13,559,250, or approximately 60.3%, of the outstanding Shares, and each has advised the Company that he will execute a written consent in favor of the Proposals (the "Written Consent") for all of his Shares. Accordingly, Messrs. Gertner, Sharp and Solomon will cause the approval of the Proposals without the receipt of any consents from any other stockholders of the Company. No stockholders' meeting will be held to vote on or discuss the Proposals and the vote will be conducted exclusively by means of the Written Consent executed by Messrs. Gertner, Sharp and Solomon, as permitted by the DGCL and the Company's Bylaws. The Proposals will be adopted, and it is expected that the Company will file a Certificate of Amendment to its Certificate of Incorporation embodying the Proposals with the Secretary of State of the State of Delaware on or shortly after the date the Proposals are adopted.

                        SECURITY OWNERSHIP OF CERTAIN PERSONS

               The following information is submitted as of March 11, 1996 with respect to the Company's voting securities owned beneficially by each person known by the Company owning more than 5% of the Common Stock of the Company (this being the only class of voting securities now outstanding) and by all directors and officers of the Company, individually and as a group. Unless otherwise indicated, the number of Shares and percentage of ownership of Common Stock for each of the named stockholders assumes (i) that Shares of Common Stock that the stockholder may acquire within sixty days of the Record Date are outstanding, and
          (ii) that all Shares issuable to Citadel Computer Systems Incorporated ("Citadel") stockholders pursuant to the Company's merger with Citadel are outstanding (as hereafter defined, the "Merger")(See "Proposal to Change Name of the Company"). As of the date of this Report, 22,479,181 shares of the Company, including all shares issuable pursuant to the Merger, are outstanding.

                                    Outstanding as of March 21, 1996

                Name and address of
                beneficial owner:                Number
                                                   of
                                                 shares   Approximat
                                                           e percent
                                                           of class
                Gilbert Gertner
                2950 North Loop West, Suite
                1080
                Houston, Texas  77092      10,188,000 1      40.1%




                George Sharp
                2950 North Loop West, Suite
                1080
                Houston, Texas  77092       6,327,000 1      24.9



                Steven B. Solomon
                3131 Turtle Creek Blvd.,
                Suite 1301
                Dallas, Texas   75219      5,838,171 1,2      23.0



                Chris A. Economou
                150 North Federal Highway,
                Suite 210
                Fort Lauderdale, Florida
                33301                         370,000 3       1.6




                Axel Sawallich
                Rudolfplatz 10
                A-1080 Vienna, Austria        439,823 4       2.0




                Jesse R. Marion
                50 Briar Hollow, Suite 700
                West
                Houston, Texas   77027              -0-     -0-



                All officers and directors as
                a group
                  (6 persons):             23,162,994 5      74.0



               *Less than one percent.

               1Includes 2,925,000 shares presently issuable, pursuant to an option to purchase shares of the Company. The holders of these options have, however, agreed to forego their exercise until after the effectiveness of the Reverse Stock Split. 2Includes 18,921 shares presently issuable pursuant to an option to purchase shares of the Company.

               3Includes 50,000 shares presently issuable pursuant to an option to purchase shares of the Company.

               4Includes 225,000 shares held by Mr. Sawallich as trustee, over which he has voting and dispositive power.

               5Includes   all  shares   issuable  pursuant   to  presently
               exercisable options to Messrs. Gertner, Sharp, Solomon and Economou.

                     PROPOSAL TO UNDERTAKE A REVERSE STOCK SPLIT

               The Board of Directors has approved a proposal to amend the Company's Certificate of Incorporation to undertake a one-for-two reverse stock split (the "Reverse Stock Split").
               General. Upon effectiveness of the proposed Reverse Stock Split, every two outstanding shares of Common Stock of record at the effective time of the Reverse Stock Split (the "Effective Time") will be converted into one share. If a stockholder of record holds a number of shares as of the Effective Time that is not evenly divisible by two, the resulting fractional share will be rounded up to the nearest whole share. The Reverse Stock
          Split will not change the capital stock equity of the stockholders. The principal effect of the Reverse Stock Split will be to reduce the number of outstanding shares of Common Stock.

               The Company is undertaking the Reverse Stock Split in order to assure that it has a sufficient number of authorized shares of its Common Stock to issue upon exercise of currently outstanding warrants and options and warrants and debentures being offered in a private placement and an overseas offering currently underway. The Company also believes that effecting the Reverse Stock Split will enable the trading price for the Shares to be higher than it would be if the Reverse Stock Split were not to occur. The Company's management believes that a higher trading price for the Common Stock would increase its appeal to potential investors and enhance the Company's ability to raise funds through the sale of Common Stock of securities convertible into Common Stock. In addition, the Company's management believes that the ability of its Common Stock to qualify for listing on a NASDAQ market or on a securities exchange would by enhanced by the higher trading price that is expected to result from the Reverse Stock Split. There is no assurance, however, that the reverse stock split will result in a higher trading price.

               Certain Federal Income Tax Consequences. The Reverse Stock Split generally should be a nontaxable transaction. The aggregate tax basis received by a stockholder in the Reverse Stock Split will equal such stockholder's aggregate tax basis in the Common Stock exchanged therefor and generally will be allocated among such Common Stock received on a pro rata basis. A stockholder's holding period for Common Stock received in the Reverse Stock Split will include the period during which the Common Stock exchanged therefor was held, provided that such Common Stock was held as a capital asset.

               The foregoing discussion is based upon information available to the Company, the Internal Revenue Code of 1986, as amended and in effect on the date hereof, existing and proposed regulations thereunder, reports of congressional committees, judicial decisions and current administrative rulings and practices. Any of these authorities could be repealed, overruled or modified at any time after the date hereof. Any such change could be retroactive and, accordingly, could modify the tax consequences discussed herein. No ruling from the Internal Revenue Service with respect to the matters discussed herein has been requested and there is no assurance that the Internal Revenue Service would agree with the conclusions set forth in this discussion.

               This discussion if for general information only and does not address the federal income tax consequences that may be relevant to particular stockholders of the Company in light of their personal circumstances (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

               STOCKHOLDERS OF THE COMPANY ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

                      PROPOSAL TO CHANGE THE NAME OF THE COMPANY

               The Board of Directors has approved a proposal to amend the Company's Certificate of Incorporation to change the Company's name from LoneStar Hospitality Corporation to Citadel Computer Systems Incorporated. This proposal was made to fulfill a requirement of the Merger Agreement, described below, and to reflect the Company's current business.

               Effective February 29, 1996, Citadel merged with and into (the "Merger") LSHC Acquisition, Inc., a wholly-owned Delaware subsidiary of the Company ("Acquisition"), pursuant to an Agreement and Plan of Merger, as amended (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, each holder of Citadel common stock received 4.5 shares of Common Stock for each share of Citadel common stock held by such stockholder. In addition, each outstanding option and warrant to purchase Citadel capital stock became an option or warrant to purchase a number of shares of Common Stock equal to four and one-half times the number of shares subject to the Citadel options and warrants at the same aggregate exercise price of the Citadel options and warrants. As a result of the Merger, the Citadel stockholders beneficially own approximately 75% of the Company and the LoneStar stockholders own approximately 25%, on a fully diluted basis.

               The Merger Agreement requires the Company to change its name to Citadel Computer Systems Incorporated as soon as practicable after the effective date of the Merger.

               The Merger Agreement also required that the Company sell or enter into an agreement to sell all of its restaurant related assets owned by LS Holding Corp., a wholly owned subsidiary of the Company, on terms reasonably satisfactory to Citadel. The Company and Miami Subs U.S.A., Inc. consummated this sale on March 1, 1996. As a result of this sale and the effectiveness of the Merger, the Company no longer owns or operates restaurants, and is engaged in the manufacture and sale of computer software. The Company's management believes that the name change is necessary to reflect the new direction of the Company's business.

                            EXCHANGE OF STOCK CERTIFICATES
               As soon as practicable after the Effective Time, a letter of transmittal (the "Letter of Transmittal") will be mailed to all holders of record of the Shares. The Letter of Transmittal will be used by such holders in surrendering to the Transfer Agent certificates that represented the number of shares of Common Stock owned of record by such holder prior to the Reverse Stock Split (the "Old Common Shares"). The Letter of Transmittal will contain instructions concerning the exchange of such certificates for certificates representing the number of shares of Common Stock owned of record by such holder following the Reverse Stock Split and reflecting the Name Change (the "New Common Shares"). Certificates representing the Old Common Shares should not be surrendered until the Letter of Transmittal is received by the stockholder.

               Following the surrender of certificates representing the Old Common Shares, stockholders will receive in exchange therefor certificates representing the whole number of New Common Shares, including fractional shares issued in connection with the rounding, to which the holder is entitled. In addition, if a holder did not submit certificates for exchange following the Company's one-for-five reverse stock split effected in December 1995, the certificate issued for the New Common Shares will reflect that reverse stock split as well. After the Effective Time and until so surrendered, each certificate representing Old Common Shares shall be deemed for all corporate purposes to represent and evidence ownership of the number of New Common Shares, into which the shares represented by such certificate have been converted.

               Certificates representing New Common Shares will be registered only in the name or names in which the surrendered certificates were registered. The Transfer Agent will issue certificates representing New Common Shares attributable to any certificate that has been lost or destroyed only upon receipt of satisfactory evidence of ownership of the shares represented thereby and after appropriate indemnification.

          Effective Time

               The Reverse Stock Split and name change will be effected by an amendment to the Company's Certificate of Incorporation. The amendment to Company's Certificate of Incorporation that will effect these changes will be filed with the Secretary of State of the State of Delaware immediately following the execution of the Written Consent by the holders of a majority of the outstanding Shares.

                     CHANGES TO THE COMPANY'S BOARD OF DIRECTORS

               Following consummation of the Merger, Steven R. Leipsner, David S. Lundeen, Lawrence E. Steinberg and James R. Bradshaw have resigned as directors, and Gilbert Gertner, George Sharp and Jesse R. Marion have been elected as directors.
               Gilbert  Gertner  has been  chairman  of  Citadel since  its inception in July 1992. From 1990 to 1995, Mr. Gertner was president of Gertner Investments, an investment firm specializing in identifying, capitalizing and developing high-tech companies. Mr. Gertner served as a director of Microtel International, Inc. (formerly known as CXR TELECOM CORP.) from 1986 to 1994, and as a director of Data Systems and Software, Inc. (formerly known as Defense Software and Systems, Inc.) from 1991 to 1994.

               George Sharp has been President of Citadel since its inception in July 1992. From 1991 to his tenure with Citadel, Mr. Sharp was president of Matrix Systems, Inc., a developer of computer systems for the insurance industry.

               Jesse R. Marion is a Director of Seitel, Inc., a New York Stock Exchange listed energy company. He also serves as president of Seitel Data Corp., Seitel Delaware, Inc., and Seitel Data, Ltd., all wholly-owned subsidiaries of Seitel, Inc. Prior to joining Seitel, Inc. in April 1992, Mr. Marion was Executive Vice President of Marketing for First Seismic Corp., a publicly traded seismic data company, from January 1989 until April 1992. Since 1981, Mr. Marion has held management and executive positions in both private and publicly traded seismic data companies.

                                        By  Order of the Board of Directors
                                        of
                                        LoneStar Hospitality Corporation



          Dallas, Texas                 Steven B. Solomon
          _______, 1996                 Secretary